                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       The Bank of New York Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Bank of New York Company, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of The Bank of New York Company, Inc. (the "Company") will be held at The Bank of New York
(NJ), 385 Rifle Camp Road, West Paterson, New Jersey on Tuesday, May 14, 1996 at 10:00 a.m., New York time, for the following purposes:

1. To elect sixteen directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;

2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year;

3. To consider an amendment to Article Fourth of the Company's Certificate of Incorporation to increase the authorized shares of Common Stock of the Company (par value $7.50 per share) from 350,000,000 to 800,000,000;

4. To consider a shareholder proposal relating to cumulative voting rights;

5. To consider a shareholder proposal relating to term limits for directors;

6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 25, 1996 as the time as of which shareholders of the Company entitled to notice of and to vote at the meeting shall be determined.

It is important that your shares be represented at the Annual Meeting. Please complete, date, sign and mail the enclosed proxy card promptly in the return envelope provided, regardless of whether you plan to attend the Annual Meeting, so that your vote may be recorded.

We hope you will be able to attend.

                                          By order of the Board of Directors,

                                          J. CARTER BACOT
                                          Chairman of the Board

                                          PHEBE C. MILLER
                                          Secretary

March 29, 1996

THE BANK OF
NEW YORK COMPANY, INC.
LOGO                                        48 Wall Street, New York, N.Y. 10286
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROXY STATEMENT


This Proxy Statement is submitted in connection with the solicitation of proxies for the Annual Meeting of Shareholders ("Annual Meeting") by the Board of Directors of The Bank of New York Company, Inc. (the "Company"). The Board of Directors has fixed the close of business on March 25, 1996 as the time as of which shareholders of the Company entitled to notice of and to vote at the Annual Meeting shall be determined. The outstanding voting stock of the Company as of March 25, 1996 consisted of 196,335,967 shares of Common Stock ($7.50 par value) ("Common Stock"), each share being entitled to one vote. Only shareholders whose names appeared on the books of the Company at the close of business on March 25, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Three officers of the Company have been designated as the proxies to vote shares at the Annual Meeting in accordance with the instructions on the proxy card. The Company's By-laws provide that the presence at the Annual Meeting of the holders of a majority of the shares of the Company entitled to vote at such meeting constitutes a quorum for the transaction of business.


A Notice of Annual Meeting and a form of proxy are enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors will be voted for the election as directors of those nominees named in this Proxy Statement, for ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants, for the approval of the proposed amendment to the Company's Certificate of Incorporation to increase the Company's authorized shares of Common Stock and against the shareholder proposals set forth in Items 4 and 5 of the form of proxy. Should any nominee for director named in this Proxy Statement become unable or unwilling to accept nomination or election, which is not anticipated, it is intended that the persons acting as proxies will vote for the election of such other person, if any, as the Board of Directors may recommend.

A PLURALITY OF THE VOTES CAST IS SUFFICIENT TO ELECT DIRECTORS AND A MAJORITY OF THE VOTES CAST IS SUFFICIENT TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AND TO ADOPT THE SHAREHOLDER PROPOSALS, AND THE VOTE OF THE HOLDERS OF A MAJORITY OF ALL OUTSTANDING SHARES ENTITLED TO VOTE THEREON IS SUFFICIENT TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

FOR PURPOSES OF DETERMINING THE VOTES CAST WITH RESPECT TO ANY MATTER PRESENTED FOR CONSIDERATION AT THE ANNUAL MEETING, ONLY THOSE CAST "FOR" OR "AGAINST" ARE COUNTED. PURSUANT TO NEW YORK LAW, ABSTENTIONS, BROKER "NON-VOTES" (OR VOTES "WITHHELD" IN THE ELECTION OF DIRECTORS) WILL NOT BE COUNTED.

The management of the Company knows of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting of Shareholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

Each shareholder has the right to revoke a proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any shareholder may attend the Annual Meeting and vote in person whether or not a proxy was previously submitted.

This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 29, 1996.

The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company. In addition to the use of the mails, proxies may be solicited in person or by telephone or telegram by officers and regular employees of the Company and its subsidiaries who will not be specifically compensated therefor. The Company has engaged Morrow & Co. to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement for out-of-pocket expenses. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for their reasonable out-of-pocket expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

BOARD OF DIRECTORS AND DIRECTOR COMPENSATION

The Company is a bank holding company whose principal subsidiary is The Bank of New York (the "Bank"). The Company and the Bank are incorporated under the laws of the State of New York. The interests of shareholders are represented by the Board of Directors, which oversees the business and management of the Company. Information concerning the members of the Board of Directors who are standing for reelection is set forth below under the caption "Nominees for Election as Directors." This solicitation of proxies is intended to give all shareholders a chance to vote for the persons who are to be their representatives in the governance of the Company.

In accordance with New York law, the Company's By-laws set forth the Board's responsibilities and establish various corporate authorizations. The By-laws also deal with the organization of the Board, which is described below. The Board has the power to amend the By-laws.

Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. Mr. Anthony P. Gammie is retiring from the Board and will not stand for reelection.

During 1995, the Board of Directors of the Company met a total of 12 times. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which such director served during 1995. The Board of the Bank, which during 1995 included all the members of the Board of Directors of the Company, held a regular meeting each month.

The Board of Directors of the Company has appointed several committees which have responsibility for particular corporate matters. There follows a description of each committee and its functions, including certain information concerning the directors standing for reelection who serve on such committee.

The Board of Directors of the Company has a Nominating Committee whose members during 1995 were Messrs. Chaney (Chairman), Hennessy, Malone and Morley. The Nominating Committee is willing to consider nominations for future election to the Board, and shareholders may submit in writing the names and qualifications of proposed nominees to the Secretary of the Company. The Nominating Committee met three times during 1995.

The Board of Directors of the Company has an Executive Committee whose members during 1995 were Messrs. Bacot (Chairman), Barth, Chaney, Chevalier, Gomory, Griffith, Hennessy, Miller, Renyi, and Mses. Muse and Rein. The Executive Committee has the full authority of the Company's Board of Directors, except for limitations relating to major corporate matters. The Executive Committee met twice in 1995.

The Board of Directors of the Company annually appoints an Audit Committee, comprised entirely of directors who are not officers of the Company, to consider relevant accounting matters arising in such year. Ms. Muse (Chairwoman), Messrs. Biondi, Chaney, Gammie, Gomory, Hennessy, Ms. Rein and Mr. White served on the Audit Committee during 1995. The duties of the Audit Committee include reviewing examinations made by the regulatory authorities, reviewing and approving the program of the internal auditor, recommending to the Board of Directors the selection of independent public accountants, reviewing audited financial statements presented to shareholders and the soundness of internal accounting controls, and reporting its findings to the Board of Directors. The Audit Committee met five times in 1995.

The Board of Directors of the Company has a Compensation Committee whose members during 1995 were Messrs. Morley (Chairman), Chaney, Malone, Miller and Sells. The Compensation Committee is responsible for matters of executive compensation and administration of the Company's incentive compensation plans. The Compensation Committee met five times during 1995.

The Board of Directors of the Company has a Pension Committee whose duties are to ascertain that the retirement plans of the Company are in compliance with the Employee Retirement Income Security Act of 1974, to review the investments in the trust funds of the plans and to report to the Board on these matters. Messrs. White (Chairman), Barth, Gammie and Morley served on the Pension Committee during 1995. The Pension Committee met two times during 1995.

During 1995, each director who was not an officer of the Company or its subsidiaries received an annual retainer of $26,000 and 600 shares of Common Stock. In addition, each director who was not an officer of the Company or its subsidiaries received a fee of $1,800 for each meeting of the Board and any committee which the director attended. The Chairman of the Audit Committee received an additional annual retainer fee of $7,000, the Chairman of the Compensation Committee received an additional annual retainer fee of $5,000 and the Chairmen of the other Committees of the Board each received an additional annual retainer fee of $3,000. A director who serves on the Boards of both the Company and the Bank receives only one retainer. If the Boards of the Company and the Bank meet on the same day, only one fee is paid for attendance at both meetings. Officers of the Company and its subsidiaries do not receive any compensation for service on the Boards of the Company or its subsidiaries, or the committees thereof.

Under the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York Company, Inc. (the "Directors' Deferred Compensation Plan"), each director who is not an officer of the Company or any of its subsidiaries may elect to defer payment of the director's retainer and meeting fees. In accordance with the director's election, pursuant to the terms of the Directors' Deferred Compensation Plan, deferral of the retainer and meeting fees are allocated to accounts on the Company's books corresponding to the investment funds under the Company's profit-sharing plan; the accounts are adjusted to reflect the investment performance of such funds. All payments are made in cash, except that payment is made in shares of Common Stock with respect to amounts allocated to the Common Stock fund. The Directors' Deferred Compensation Plan contains provisions for the payment of each director's account balance upon such director's termination following a change of control (as defined in the Directors' Deferred Compensation Plan). The Directors' Deferred Compensation Plan is not funded and payments are made from the Company's general assets.

The Bank of New York Company, Inc. Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan") provides retirement benefits to a director who retires from the Board after attaining age 60 or becoming disabled, and serving for at least five years, provided the director is not an employee or former employee entitled to retirement benefits under a retirement plan of the Company or its subsidiaries for services as an employee. The amount of the retirement benefit is equal to 50% of the director's annual cash retainer, increased by 10% for each additional year of service in excess of five years of service and subject to a maximum benefit of 100% of such retainer. If the director retires from the Board after attaining age 70, the retirement benefit is paid for the director's life; otherwise, it is paid for a number of years equal to the director's years of service on the Board (but in no event after the death of the director). The Directors' Retirement Plan contains provisions for the payment of each director's account balance upon such director's termination following a change of control (as defined in the Directors' Retirement Plan). The Directors' Retirement Plan is not funded and payments are made from the Company's general assets.

ELECTION OF DIRECTORS

Unless contrary instructions are given, the persons designated as proxies intend to vote on behalf of shareholders for the election of the nominees listed in the following pages. If any nominee shall unexpectedly become unable or unwilling to accept nomination or election, the persons designated as proxies intend to vote on behalf of shareholders for the election of such other person, if any, as the Board of Directors may recommend. The directors elected will hold office until the next annual meeting and until their successors have been elected and qualified.

NOMINEES FOR ELECTION AS DIRECTORS

The following pages show each nominee for election as a director, his or her age, his or her principal occupation during the past five years, certain other directorships and trusteeships held, the year in which he or she became a director, and his or her holdings of Common Stock as of March 14, 1996.

All nominees who are presently serving as directors were elected to their present term of office by the shareholders with the exception of Mr. Biondi who was elected by the Boards of Directors of the Company and the Bank.

The following information has been furnished by the nominees.


      NOMINEE,
   YEAR ELECTED A
      DIRECTOR                                   PRINCIPAL OCCUPATION
AND SECURITIES OWNED                            AND OTHER INFORMATION
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
PHOTO                   Chairman and Chief Executive Officer of The Bank of New York Company,
J. CARTER               Inc. and Chairman of The Bank of New York
BACOT
1975                    Chairman and Chief Executive Officer of The Bank of New York Company,
COMMON SHARES:          Inc. since 1982. Chairman of The Bank of New York since 1982 and Chief
440,885                 Executive Officer from 1982 through 1995. Director of Atlantic
                        Reinsurance Company, The Bank of New York, Centennial Insurance
                        Company, Federal Reserve Bank of New York, Phoenix Home Life Mutual
                        Insurance Company, Woolworth Corporation, The Philharmonic-Symphony
                        Society of New York, Inc., and the Josiah Macy, Jr. Foundation.
                        Trustee of Atlantic Mutual Insurance Company, Hamilton College and
                        Economic Club of New York. Chairman and Director of United Way of New
                        York City. Member of The Bankers Roundtable, Council on Foreign
                        Relations and New York City Partnership, Inc. Age 63.

PHOTO                   Chairman of Ciba-Geigy Corporation, diversified chemical products
RICHARD BARTH
1989                    Chairman of Ciba-Geigy Corporation since July, 1990; President and
COMMON SHARES:          Chief Executive Officer of Ciba-Geigy Corporation from 1986 to April
6,178                   1996; Director of The Bank of New York, Bowater Incorporated,
                        Ciba-Geigy Corporation and Chemical Manufacturers Association. Trustee
                        of Committee for Economic Development and Chairman of the Board of
                        Trustees of New York Medical College. Member of the American, New York
                        and New Jersey Bar Associations. Age 64.

PHOTO                   President and Chief Executive Officer of Viacom, Inc. from 1987 to
FRANK BIONDI            January 1996. President and Chief Executive Officer of Viacom
1995                    International, Inc. from 1987 to January 1996. Director of The Bank of
COMMON SHARES: 643      New York, Leake and Watts Services and the Museum of Television &
                        Radio. Trustee of Princeton University and St. Luke's Roosevelt
                        Hospital. Age 51.

      NOMINEE,
   YEAR ELECTED A
      DIRECTOR                                   PRINCIPAL OCCUPATION
AND SECURITIES OWNED                            AND OTHER INFORMATION
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

                        Chairman and Chief Executive Officer of Tiffany & Co., international
    [PHOTO]             designers, manufacturers and distributors of jewelry and fine goods

WILLIAM R.
CHANEY                  Chairman and Chief Executive Officer of Tiffany & Co. since 1984.
1989                    Director of The Bank of New York, Tiffany & Co., The Tinker Foundation
COMMON SHARES:          Incorporated and Provident Holdings, Inc. and Chairman of the Fifth
10,700                  Avenue Association. Age 63.


                        Vice Chairman of The Bank of New York Company and The Bank of New York
    [PHOTO]
                        Vice Chairman of The Bank of New York Company, Inc. and The Bank of
SAMUEL F.               New York since 1989. Chief Operating Officer of Irving Bank
CHEVALIER               Corporation from 1988 to March, 1990; President of Irving Bank
1989                    Corporation from 1984 to March, 1990. Director of The Bank of New York
COMMON SHARES: 14,022   and the March of Dimes of New York. Member of the Bankers Roundtable.
                        Age 62.



                        President of Alfred P. Sloan Foundation, Inc., private foundation

    [PHOTO]             President of Alfred P. Sloan Foundation, Inc. from 1989 to present.
                        Senior Vice President for Science and Technology of International
RALPH E.                Business Machines Corporation from 1985 to 1989. Director of Ashland
GOMORY                  Inc., The Bank of New York, The Washington Post Company, Lexmark
1981                    International, Inc. and Polaroid Corp. Member of the National Academy
COMMON SHARES:          of Sciences and the National Academy of Engineering. Age 66.
22,800

      NOMINEE,
   YEAR ELECTED A
      DIRECTOR                                   PRINCIPAL OCCUPATION
AND SECURITIES OWNED                            AND OTHER INFORMATION
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
PHOTO                   Vice Chairman of The Bank of New York Company, Inc. and of The Bank of
ALAN R.                 New York
GRIFFITH
1990                    Vice Chairman of The Bank of New York Company, Inc. and of The Bank of
128,644                 New York since December 1994. Senior Executive Vice President of The
                        Bank of New York Company, Inc. and President and Chief Operating
                        Officer of The Bank of New York from June, 1990 to December, 1994.
                        Director of The Bank of New York and Downtown Lower Manhattan
                        Association. Trustee of Lafayette College, The ALS Association, Nature
                        Conservancy -- New York Region, and The Chesapeake Bay Foundation.
                        Member of the Bankers Roundtable. Age 54.

PHOTO                   Retired
EDWARD L.
HENNESSY, JR.           Chairman and Chief Executive Officer of Allied-Signal Inc. from 1979
1985                    to 1991. Director of The Bank of New York, The Wackenhut Corporation,
COMMON SHARES:          Lockheed Martin Corporation, Walden Residential Properties, Inc. and
7,500                   Fundamental Management Corporation. Trustee of the Catholic University
                        of America and Stevens Institute of Technology. Director of March of
                        Dimes. Age 68.

PHOTO                   President and Chief Executive Officer of Tele-Communications, Inc.,
JOHN C.                 cable television multiple system operator
MALONE
1986                    President and Chief Executive Officer of Tele-Communications, Inc.
COMMON SHARES:          since 1973. Director of Turner Broadcasting System, Inc., The Bank of
5,700                   New York, CATO Institute, The Discovery Channel, Tele-Communications,
                        Inc. and Black Entertainment Television. Age 55.

      NOMINEE,
   YEAR ELECTED A
      DIRECTOR                                   PRINCIPAL OCCUPATION
AND SECURITIES OWNED                            AND OTHER INFORMATION
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

                        Chief Executive Officer and Publisher of Our World News, LLC
    [PHOTO]
                        Chief Executive Officer and Publisher of Our World News, LLC since
DONALD L.               November, 1995; Vice President -- Employee Relations, Dow Jones and
MILLER                  Company, Inc. from 1986 to 1995. Director of The Bank of New York,
1977                    Advanced Consumer Marketing Corp., The Jackie Robinson Foundation and
COMMON SHARES:          Associated Black Charities. Trustee of Pace University. Age 64.
14,516


                        Retired
    [PHOTO]
                        Chairman of Stauffer Chemical Company from 1977 to 1985; Chief
                        Executive Officer from 1974 to 1985. Director of The Bank of New York
H. BARCLAY              and Schering-Plough Corporation. Age 66.
MORLEY
1976
COMMON SHARES:
17,908

                        Chairman of The Tinker Foundation Incorporated, private foundation
    [PHOTO]
                        Chairman of The Tinker Foundation Incorporated since 1975 and
MARTHA T.               President from 1975 to 1995. Director of The Bank of New York, Asarco,
MUSE                    Inc., the Americas Society, the Americas Foundation, the Council of
1989                    the Americas, The American Council on Germany and the American
COMMON SHARES:          Portuguese Society, Inc., Vice Chairman of the Spanish Institute and
6,203                   Trustee Emeritus of Columbia University. Member of the Woodrow Wilson
                        International Center for Scholars and the Council on Foreign
                        Relations, Inc.; Board of Visitors of the Edmund A. Walsh School of
                        Foreign Service, Georgetown University. Age 69.

      NOMINEE,
   YEAR ELECTED A
      DIRECTOR                                   PRINCIPAL OCCUPATION
AND SECURITIES OWNED                            AND OTHER INFORMATION
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
[PHOTO]                 Executive Vice President, Metropolitan Life Insurance Company,
CATHERINE A.            insurance and financial services
REIN
1981                    Executive Vice President -- Corporate Development, Planning and
COMMON SHARES:          Services of Metropolitan Life Insurance Company from 1989 to present;
9,775                   Senior Vice President from 1988 to 1989. Director of Corning
                        Incorporated, The Bank of New York, General Public Utilities Corp. and
                        Inroads/New York City, Inc. Trustee of the National Urban League and
                        New York University Law Center Foundation. Age 52.

[PHOTO]                 President of The Bank of New York Company, Inc. and President and
THOMAS A.               Chief Executive Officer of The Bank of New York
RENYI
1992                    President of The Bank of New York Company, Inc. since March, 1992.
COMMON SHARES:          Chief Executive Officer of The Bank of New York since January, 1996
89,171                  and President since December, 1994. Chief Operating Officer of The
                        Bank of New York from December, 1994 to January, 1996. Vice Chairman of The Bank of New York from 1992 to 1994. Senior Executive Vice
                        President and Chief Credit Policy Officer of The Bank of New York from
                        1989 to 1992. Director of The Bank of New York. Charter Trustee of
                        Rutgers, The State University. Trustee, Fisher House Foundation.
                        Member, Botanical Gardens Board of Managers. Member of the Bankers
                        Roundtable. Age 50.

[PHOTO]                 Retired
HAROLD E.
SELLS                   Chairman and Chief Executive Officer, Woolworth Corporation from 1989
1986                    to July, 1993; Chairman and Chief Executive Officer, F. W. Woolworth
COMMON SHARES:          Co. from 1987 to 1989. Director of The Bank of New York, National
6,700                   Retail Federation and Opportunity Village Retarded Association of
                        Nevada Foundation. Age 67.

      NOMINEE,
   YEAR ELECTED A
      DIRECTOR                                   PRINCIPAL OCCUPATION
AND SECURITIES OWNED                            AND OTHER INFORMATION
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                        Retired
    [PHOTO]
                        Chairman of American Electric Power Company, Inc., from 1976 through
W. S. WHITE, JR.        1991. Chief Executive Officer from 1976 through 1990. Director of The
1989                    Bank of New York. Trustee of Battelle Memorial Institute,
COMMON SHARES:          Grant/Riverside Methodist Hospitals in Columbus and Greater Columbus
8,340                   Convention Center. Age 69.

--------------------------------------------------------------------------------

                        SECURITY OWNERSHIP BY MANAGEMENT


The following table indicates the beneficial ownership of the Company's Common Stock as of March 14, 1996, by (1) each of the directors (including all nominees for reelection), (2) the chief executive officer and the other four most highly compensated executive officers and (3) all directors and executive officers of the Company as a group, based upon information supplied by each of the directors and officers. No director or officer currently holds any shares of the Company's Preferred Stock.



                                                    SHARES THAT MAY BE
                                    SHARES OF       ACQUIRED WITHIN 60
                                   COMMON STOCK     DAYS BY EXERCISE OF                   PERCENT OF
                                   BENEFICIALLY         OPTIONS AND                         COMMON
    NAME OF BENEFICIAL OWNER          OWNED              WARRANTS             TOTAL        STOCK(1)
---------------------------------  ------------     -------------------     ---------     ----------
J. Carter Bacot..................      440,885             639,207          1,080,092
Richard Barth....................        6,178                 300              6,478
Frank Biondi.....................          643                                    643
William R. Chaney................       10,700               1,000             11,700
Samuel F. Chevalier..............       14,022               5,298             19,320
Anthony P. Gammie................        9,903                                  9,903
Ralph E. Gomory..................       22,800                                 22,800
Alan R. Griffith.................      128,644             216,511            345,155
Edward L. Hennessy, Jr. .........        7,500                                  7,500
John C. Malone...................        5,700                                  5,700
Donald L. Miller.................       14,516                                 14,516
H. Barclay Morley................       17,908                                 17,908
Martha T. Muse...................        6,203                 249              6,452
Deno D. Papageorge...............      111,597             291,141            402,738
Catherine A. Rein................        9,775                                  9,775
Thomas A. Renyi..................       89,171             259,141            348,312
Harold E. Sells..................        6,700                                  6,700
W. S. White, Jr. ................        8,340                                  8,340
All Directors and Executive
  Officers of the Company, as a
  Group (a total of 26 persons,
  including those named above)...    1,186,895           2,077,390          3,264,285         1.6%


---------------
(1) All percentages are less than 1% of the Company's outstanding shares of Common Stock except as indicated.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following tables present information concerning compensation for the Chief Executive Officer and the four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                          ---------------------------------------       ----------------------------------
                                                                               AWARDS              PAYOUTS
                                                                        -----------------------    -------
                                                                                     SECURITIES
    NAME AND                                             OTHER          RESTRICTED   UNDERLYING
    PRINCIPAL                                            ANNUAL           STOCK       OPTIONS       LTIP         ALL OTHER
    POSITION     YEAR      SALARY($)    BONUS($)     COMPENSATION($)    AWARD(S)($)   SARS(#)      PAYOUTS($)   COMPENSATION(2)($)
    --------     ----     ----------  ----------    ----------------    -----------  ----------    ----------   ------------------
       (a)        (b)        (c)         (d)              (e)              (f)          (g)          (h)           (i)
J. Carter
 Bacot........... 1995  $1,047,116  $3,684,375(1)         --                 --      100,000   $      --        $166,393
 Chairman         1994     900,000   2,562,125            --                 --       80,000   1,160,000         138,960
                  1993     898,462   1,950,000            --                 --      120,000          --         136,834
------------------------------------------------------------------------------------------------------------------
Thomas A. Renyi.. 1995     553,270   1,855,000(1)         --                 --       50,000          --          87,917
 President        1994     383,846     846,750            --                 --       40,000     435,000          59,266
                  1993     330,000     600,000            --                 --       60,000          --          50,258
------------------------------------------------------------------------------------------------------------------
Samuel F.
 Chevalier....... 1995     535,000   1,655,625(1)         --                 --       40,000          --         101,164
 Vice Chairman    1994     532,693   1,122,875            --                 --       40,000     507,500          98,543
                  1993     475,000     807,500            --                 --       50,000          --          86,839
------------------------------------------------------------------------------------------------------------------
Alan R.
 Griffith........ 1995     390,000   1,194,375(1)         --                 --       35,000          --          61,973
 Vice Chairman    1994     363,846     713,125            --                 --       30,000     435,000          57,033
                  1993     350,000     687,500            --                 --       50,000          --          53,304
------------------------------------------------------------------------------------------------------------------
Deno D.
 Papageorge...... 1995     460,000   1,421,250(1)         --                 --       40,000          --          73,097
 Senior Executive 1994     457,693     951,750            --                 --       40,000     507,500          70,668
 Vice President   1993     400,000     720,000            --                 --       60,000          --          60,919

---------------
(1) The bonus amounts for 1995 consist of cash bonuses of $2,100,000, $880,000, $802,500, $585,000 and $690,000 awarded to Messrs. Bacot, Renyi, Chevalier, Griffith and Papageorge, respectively, and the value on December 31, 1995, of performance share awards made under the Company's 1993 Long-Term Incentive Plan, the vesting of which was based on 1995 performance. The number of shares which vested and the value thereof on December 31, 1995, for each of the Named Executive Officers are shown below.

                                                                                              Value as of
                                                                     Shares Vested on      December 31, 1995
                                                                     December 31, 1995     of Shares Vested
                                                                        Pursuant to           Pursuant to
                                                                      Awards Made on        Awards Made on
                                                                     January 11, 1994      January 11, 1994
                                                                     -----------------     -----------------
            Bacot..................................................        32,500             $ 1,584,375
            Renyi..................................................        20,000                 975,000
            Chevalier..............................................        17,500                 853,125
            Griffith...............................................        12,500                 609,375
            Papageorge.............................................        15,000                 731,250

(2) The items included under column (i) for 1995 consist of the following: (1) annual Company contributions on behalf of the named employees under the Company's profit-sharing plan, amounting to $157,067, $82,990, $80,250, $58,500, and $69,000 for Messrs. Bacot, Renyi, Chevalier, Griffith and Papageorge, respectively, (2) annual allocations under the Company's employee stock ownership plan for the accounts of Messrs. Bacot, Renyi, Griffith and Papageorge of $9,326, $4,927, $3,473 and $4,097, respectively, and (3) excess interest in the amount of $20,914 earned by Mr. Chevalier under a deferred compensation plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                               INDIVIDUAL GRANTS(1)                      POTENTIAL REALIZABLE VALUE AT
                ---------------------------------------------------         ASSUMED ANNUAL RATES OF
                 NUMBER OF      % OF TOTAL    EXERCISE   EXPIRATION       STOCK PRICE APPRECIATION FOR
                 SECURITIES    OPTIONS/SARS   OR BASE       DATE             10-YEAR OPTION TERM(2)
                 UNDERLYING     GRANTED TO     PRICE     ----------   ------------------------------------
                OPTIONS/SARS   EMPLOYEES IN    ($/SH)                        5%($)(3)           10%($)(4)
  NAME           GRANTED(#)    FISCAL YEAR    --------      (E)       -----------------------   ----------
-----------     ------------   ------------     (D)                             (F)                (G)
   (A)              (B)            (C)
Bacot.........     100,000          8.2%       $29.75       1/10/05         $ 1,871,000         $4,741,000
Renyi.........      50,000          4.1         29.75       1/10/05             935,500          2,370,500
Chevalier.....      40,000          3.3         29.75       1/10/05             748,400          1,896,400
Griffith......      35,000          2.9         29.75       1/10/05             654,850          1,659,350
Papageorge....      40,000          3.3         29.75       1/10/05             748,400          1,896,400

---------------

(1) All options were granted on January 10, 1995. For each named executive officer, 3,361 of the indicated options are incentive stock options and become exercisable on January 10, 1999; the balance of the options are non-qualified stock options and become exercisable on January 10, 1996.


(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3) Values are based on an assumed stock price of $48.46.

(4) Values are based on an assumed stock price of $77.16.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

          NAME
------------------------
          (A)             SHARES ACQUIRED     VALUE        NUMBER OF       VALUE OF UNEXERCISED
                          ON EXERCISE(#)    REALIZED($)   SECURITIES      IN-THE-MONEY OPTIONS/
                          ---------------   ---------     UNDERLYING        SARS AT FY-END($)
                                                          UNEXERCISED     ----------------------
                                (B)            (C)      OPTIONS/SARS AT        EXERCISABLE/
                                                           FY-END(#)          UNEXERCISABLE
                                                        ---------------   ----------------------
                                                         EXERCISABLE/
                                                         UNEXERCISABLE    (E)
                                                        ---------------
                                                              (D)
Bacot...................       19,470         446,044   562,734/112,796   $15,635,673/$2,223,835
Renyi...................            0               0   207,204/ 62,796     5,658,414/ 1,273,835
Chevalier...............       99,572       1,893,691         0/ 52,796             0/ 1,083,835
Griffith................       23,630         590,149   185,574/ 47,796     5,061,474/   988,835
Papageorge..............        4,800          97,001   267,204/ 52,796     7,381,786/ 1,083,835

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR 1995

PRINCIPLES AND PROGRAM

The Company's executive compensation program is a pay for performance program. It is designed to:

          - motivate executives to enhance shareholder value with compensation plans that are tied to Company performance; and,

          - target executive compensation at a level to ensure the Company's ability to attract and retain superior executives.

The Compensation Committee of the Board of Directors, which is composed entirely of outside directors, has the responsibility for the design, implementation and administration of the Company's executive compensation program.

To meet the above objectives, the program, which has both cash and equity elements, consists of base salary, an annual cash incentive bonus, performance share grants and stock options. In determining executive compensation, the Compensation Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data concerning the Company's key competitors developed by independent compensation consultants. Key competitors are the banks in the peer group used for the five-year comparison of total shareholder return. It is expected that total compensation will vary annually based on Company and individual performance. The Compensation Committee and the management of the Company believe that compensation should be based both on short-term and long-term measurements and be directly and visibly tied to Company performance, thus introducing substantial risk in the payout levels.

In evaluating the Company's 1995 financial performance, the Compensation Committee considered a variety of factors. Most noteworthy was 1995 being the third consecutive year of record results. Net income was $914 million, the highest in the Company's history, and a 22.0% increase over the $749 million reported in 1994. Earnings per fully diluted common share, at $4.30, were 16.2% higher than the $3.70 in 1994. The Company also achieved record levels of return on average assets and return on average common equity. ROA was 1.72% in 1995 compared with 1.49% in 1994, while ROE was 19.42%, compared with 18.49% in 1994. The Company's 1995 performance also reflected record net interest income, strong growth in fee income, continued tight control of operating expenses, and lower costs associated with problem loans. The result was an efficiency ratio of 49.5%, the best among any major bank in the United States. In addition, nonperforming assets declined by $56 million, or 15.9% to $297 million, while reserve coverage of nonperforming assets improved to 254.4% from 224.5% by year-end 1995. Capital levels remained strong and well in excess of the regulatory minimums for a "well-capitalized" bank. The Company's quarterly common stock dividend was raised on July 11, 1995 -- by a total of 13% or 4 cents -- to a record annual level of $1.44 per share. On January 10, 1996, the quarterly common stock dividend was raised again by 11% or 4 cents, to establish another record annual level of $1.60 per share.

Following is a description of the elements of executive compensation and a review of Mr. Bacot's compensation levels for 1995, as they relate to the Company's performance:

BASE SALARY

Base salary levels for executive officers are determined by the Salary Committee of The Bank of New York (the "Bank"), which is comprised of the same members as the Compensation Committee. The Committee assesses a number of factors in fixing the base salary of the executive officers (including the five most highly compensated) such as the level of responsibility of the particular position, compensation levels for positions of comparable responsibility at key competitors, the individual's performance, the Company's overall financial performance, and the business and inflationary climate. In considering base salary levels, the Committee considers all of these factors without giving specific weight to any one factor.

Base salary levels of executive officers are reviewed every quarter by the Salary Committee; individual increases generally occur every two years, but are occasionally awarded more frequently in exceptional cases, as when an individual is promoted to a new position with greater responsibility. Because of the substantial risk in the payout levels of the long-term incentive plan, the Salary Committee believes that base salary levels for the named executives should be at or above median for the peer group. Mr. Bacot's base salary is set at the high end of the comparison group due to his number of years as Chairman and Chief Executive Officer relative to the comparison group and because of the high level of risk inherent in the payout levels under the incentive plans. During 1995 -- two-years from his previous salary increase, Mr. Bacot's base salary was increased from $900,000 to $1,050,000.

Performance evaluations of other executive officers are reviewed with the Committee by the Chief Executive Officer. Independent compensation consultants are used to confirm that the salary levels at the Company are within the range of the Company's key competitors. To ensure that compensation policy for the top executive officers is consistent with overall Company financial performance and executive compensation strategies, the Committee reviews the compensation awarded to approximately 42 of the Bank's most highly compensated executives.

ANNUAL CASH INCENTIVES

The annual cash incentive is designed to provide a short-term (one-year) incentive to executive officers based on a subjective evaluation of their individual contribution to Company financial performance for the year. Cash incentives to those executive officers named in the Summary Compensation Table are determined based on performance against pre-established corporate goals. If performance goals are not met, awards are scaled down against target, or eliminated. Heads of major business units and other key officers are eligible for incentive payments. Incentive awards are made after each year's results are known pursuant to the 1994 Management Incentive Compensation Plan, under which aggregate awards generally may not exceed 10% of the amount by which net income exceeds 7% of average shareholders' equity for the plan year. Although the Plan provides for a minimum aggregate award of $100,000, as a matter of policy, no awards are made pursuant to the Plan unless net income exceeds 7% of average shareholders' equity for the plan year. Upon recommendation of the Compensation Committee, Board approval is required for executive officer incentive payments.

Annual cash incentive awards to executive officers for 1995 increased significantly compared to the prior two years, reflecting record Company financial performance and individual business unit performance. In the case of Mr. Bacot, his bonus for 1995 was determined pursuant to goals that were established at the beginning of 1995. Net income was the performance basis for the award and the results indicated that his payout would be at the maximum, 200% of base salary. Cash incentive awards for the other four named executive officers were similarly determined pursuant to goals that were established at the beginning of 1995.

PERFORMANCE SHARE GRANTS

The Compensation Committee strongly endorses the use of performance shares in lieu of restricted shares as an important component of long-term incentive compensation for the most senior management of the Company. Whereas restricted stock usually has some value at vesting, performance share earnouts fluctuate based on Company results against pre-established goals over designated performance periods.

In 1994, performance share grants were made covering performance for calendar years 1994, 1995 and 1996. Therefore, no new performance share grants were made during 1995 to any executive officer. Shares granted in 1994, however, with a performance period equal to the 1995 calendar year, earned out at 125% of granted shares due to performance exceeding pre-established goals. Mr. Bacot earned 32,500 shares based on a grant of 26,000 shares. The value of these shares is included in the Bonus column of the Summary Compensation Table, and related footnote.

STOCK OPTION GRANTS

Stock options are designed to provide long-term (ten-year) incentives and rewards tied to the price of the Company's Common Stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Compensation Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options currently held by an officer is not a factor in determining individual grants, and the Compensation Committee has not established any target level of ownership of Company Common Stock by the Company's officers. However, retention of shares of Company stock by officers is encouraged.

Stock option grants were made pursuant to the 1993 LTIP. During 1995, approximately 400 key officers received stock option grants including all executive officers. The number of option shares granted is based on a subjective evaluation of an individual's contribution to Company financial performance, his/her position and salary level in the Company and competitive compensation data. Stock options are issued annually at an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant. Vesting terms for stock options are shown in the footnotes to the Option/SAR Grants in Last Fiscal Year table on page 12; the term of the options is ten years from the grant date.

The outside consultant used by the Committee has confirmed that Mr. Bacot's long-term incentive opportunity, which includes stock options and performance shares, is consistent with practices at other key competitors and is targeted at between the 25th percentile and median levels of grants at peer companies. Accordingly, Mr. Bacot was awarded 100,000 option shares during 1995.

Under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the Company will not be able to take tax deductions for employee remuneration to the named executives to the extent such remuneration exceeds $1 million and is not based on performance as defined in Section 162(m) of the Code. The Company has modified its incentive compensation plans, obtained the required shareholder approval and established the requisite performance measurements to insure that compensation paid under those plans will be deductible. In order to maintain the desired degree of management flexibility to award compensation based upon individual performance, compensation which does not qualify for the deduction may also be paid.

                                          By:  The Compensation Committee,
                                               December 31, 1995

                                             William R. Chaney
                                             John C. Malone
                                             Donald L. Miller
                                             H. Barclay Morley
                                             Harold E. Sells

                       THE BANK OF NEW YORK COMPANY, INC.

               COMPARISONS OF FIVE-YEAR TOTAL SHAREHOLDER RETURN

                                   (DOLLARS)

                                  THE BANK OF
      MEASUREMENT PERIOD         NEW YORK CO.,
    (FISCAL YEAR COVERED)             INC         PEER GROUP        S&P 500
12/31/90                                100.00          100.00          100.00
12/31/91                                185.30          140.35          130.34
12/31/92                                335.60          193.54          140.26
12/31/93                                366.36          236.84          154.33
12/31/94                                386.64          231.32          156.36
12/31/95                                674.95          381.28          215.06

Value of assumed $100 investment on December 31, 1990 in The Bank of New York Company, Inc. Common Stock, in the Standard & Poor's 500 Stock Index or in the Peer Company Group Index; dividends are reinvested.

PEER COMPANY GROUP

                            BankAmerica Corporation
                       Bankers Trust New York Corporation
                        The Chase Manhattan Corporation
                          Chemical Banking Corporation
                                    Citicorp
                         Continental Bank Corporation*
                          First Chicago NBD Bancorp**
                            First Interstate Bancorp
                        J.P. Morgan and Co. Incorporated
                            Wells Fargo and Company

 * Continental Bank Corporation was acquired by BankAmerica Corporation in 1994 and has therefore been deleted from the Peer Company Group as of 12/31/93.

** Reflects the Merger of First Chicago Corporation with NBD Bancorp effective
   12/1/95. The 1995 performance for this stock was calculated based on returns accruing to holders of the common stock of First Chicago Corporation as of January 1, 1995.

EMPLOYMENT AGREEMENTS AND RELATED MATTERS. The executive officers named in the Summary Compensation Table on page 11 of this Proxy Statement are currently parties to the agreements described below.

EMPLOYMENT AGREEMENTS. The agreements for Messrs. Bacot and Papageorge (the "Agreements") generally provide that in the event that, within two years after a Change of Control (as defined below) of the Company, such an executive officer either receives or gives notice that his employment will terminate for any reason, either voluntarily or involuntarily, other than because of death, disability, willful misconduct or retirement under the Company's Retirement Plan, such termination will not become effective until the earlier of (i) five years from the date of the Change of Control, (ii) death, (iii) an election to take early or disability retirement benefits and (iv) age 65 (such period being referred to hereinafter as the "Termination Period"). During the Termination Period, such employee will not be required to perform any services and, in general, will be entitled to (i) compensation at an annual rate equal to 100% of the highest rate of base and incentive pay paid during the 36 months prior to the commencement of the Termination Period, including payment under employee benefit plans, subject to reduction for amounts earned from other employment, and (ii) continued coverage (or the equivalent thereof) under all pension and insurance plans offered to regular salaried employees. For purposes of such coverage, the annual rate of compensation provided for in the Agreements, before reduction for other amounts earned, will be used as the basis for determining the level of benefits under any such plan, including the

Company's Retirement Plan. In addition, at the commencement of the Termination Period, unless otherwise provided by applicable law or regulation, such executive officers will become fully vested in, and any installments not then due or exercisable will become accelerated and due or exercisable under, any stock options, performance awards or other deferred compensation (including interest thereon) granted to such executive officers prior to the commencement of the Termination Period. The Agreements may be terminated by the Company at any time upon nine months' notice, provided that no such termination will be effective if a Change of Control has occurred. As of January 1, 1996, the annual rate of compensation payable under the terms of the Agreements to Messrs. Bacot and Papageorge would be $4,844,350 and $1,928,515, respectively. For purposes of the Agreements, a "Change of Control" is deemed to have taken place (i) if The Bank of New York becomes a "subsidiary" of any "company" (as such terms are defined in the Bank Holding Company Act of 1956) (provided that this clause (i) shall not be applicable to corporate reorganizations in which the present stockholders of the Company retain their approximate ownership interest), or
(ii) any person (including a corporation, partnership or other group) files a Notice of Change of Control under the Change in Bank Control Act of 1978 with respect to the Company or The Bank of New York, such Notice is not disapproved or withdrawn and such person subsequently acquires 25% or more of the voting securities of the Company or The Bank of New York.

The agreements for Messrs. Renyi, Chevalier and Griffith (the "Severance Agreements") generally provide that in the event that, within 24 months after a "Change in Control" (as defined below) of the Company, such an executive officer either (i) receives notice that his employment will terminate for any reason (other than death, retirement, Cause or Disability (as defined in the Severance Agreements)) or (ii) gives notice that his employment will terminate for Good Reason (as defined in the Severance Agreements), such executive officer will be provided with severance pay in an amount equal to 2.99 times the annualized includable compensation for the base period. However, the Severance Agreements in all events limit the amount of such payments so that they will not be subject to excise tax as "excess parachute payments" (as defined in the Internal Revenue
Code). The Severance Agreements, which commenced on October 11, 1994, supersede the Severance Agreements dated July 9, 1991. The initial term of the Severance Agreements expired on December 31, 1994. Thereafter they became automatically renewable for consecutive one year periods unless terminated by either party on 90 days prior notice. As of January 1, 1996, the maximum severance payable under the Severance Agreements is $3,036,733 for Mr. Renyi, $5,377,224 for Mr. Chevalier and $2,809,726 for Mr. Griffith.

OTHER EMPLOYEE BENEFIT MATTERS. In July 1994 Messrs. Bacot and Papageorge entered into Tax Reimbursement Agreements with the Company. The Tax Reimbursement Agreements provide that if any payments to be made to each of Messrs. Bacot and Papageorge for compensation or benefits pursuant to the Agreements are subject to the excise tax on excess parachute payments, the Company will pay to Messrs. Bacot and Papageorge an amount such that the net amount retained by Messrs. Bacot and Papageorge, after deduction of any federal, state and local income tax, employment tax and excise tax shall be equal to the total amount payable pursuant to the Agreements as if the excise tax had not applied.

Under the 1988 Long-Term Incentive Plan, in the event of a Change in Control (as defined below), (i) all stock options shall become exercisable in full, (ii) all stock appreciation rights which have been outstanding for at least six months shall become exercisable in full, (iii) all performance shares shall be deemed to be earned in full and all performance shares granted in the form of share units shall be paid in cash, and (iv) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and all restricted stock awards granted in the form of share units shall be paid in cash. Furthermore, any holder of an award who is deemed by the Compensation Committee to be a statutory officer ("insider") for purposes of Section 16 of the Securities and Exchange Act of 1934 (the "Exchange Act"), shall be entitled, in lieu of the exercise of any stock option, to obtain a cash payment in an amount equal to the difference between the option price of such stock option and
(x) in the event the Change in Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Compensation Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such stock option, or (y) in the event the Change in Control is the result of any other occurrence, the aggregate value of the Common Stock covered by the stock option, as determined by the Compensation Committee at such time. The Compensation Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such awards as it may deem equitable and in the best interests of the Company.

Under the 1993 Long-Term Incentive Plan, in the event of a Change in Control (as defined below), (i) all stock appreciation rights which have not been granted in tandem with stock options and which have been outstanding for at least six months shall become exercisable in full, (ii) all performance shares shall be deemed to be earned in full and all performance shares granted in the form of share units shall be paid in cash, and (iii) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and all restricted stock awards granted in the form of share units shall be paid in cash. Furthermore, any person who has been granted a stock option which is not exercisable in full shall be entitled, in lieu of the exercise of the portion of the stock option which is not exercisable, to obtain a cash payment in an amount equal to the difference between the option price of such stock option and (x) in the event the Change in Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Compensation Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such portion of the stock option, or (y) in the event the Change in Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such portion of the stock option, as determined by the Compensation Committee at such time.

The Company entered into a trust agreement with an independent trustee in 1988 to establish a trust (the "Trust") to provide for the payment of amounts due to Messrs. Bacot and Papageorge upon a Change of Control (as defined in the Agreements) of the Company. The terms of the Trust provide for the payment to Messrs. Bacot and Papageorge of the full amounts payable to them pursuant to their employment agreements described above, including all annual compensation payments due and any retirement benefits payable to them thereunder. The Trust is revocable at any time at the option of the Company prior to a Change of Control. After the occurrence of a Change of Control, the Trust will become irrevocable and will be used for the exclusive purpose of providing benefits to such persons. The Trust is funded by the deposit of an irrevocable letter of credit in the amount of $39 million issued by an entity unaffiliated with the Company.

The Company entered into a second trust agreement with an independent trustee in 1993 to establish a trust (the "Second Trust") to provide for the payment of amounts due to Messrs. Renyi, Chevalier and Griffith (and certain other senior executives) upon a Change in Control (as defined below) of the Company. The terms of the Second Trust provide for the payment to Messrs. Renyi, Chevalier and Griffith (and certain other senior executives) of the severance pay payable to them pursuant to their Severance Agreements described above. The Second Trust also provides for the payment of amounts due to participants under the Company's Supplemental Executive Retirement Plan and Excess Benefit Plan which include Messrs. Renyi, Chevalier and Griffith (and certain other senior executives). The Second Trust is revocable at any time at the option of the Company prior to a Change in Control. After the occurrence of a Change in Control, the Second Trust will become irrevocable and will be used for the exclusive purpose of providing benefits to such persons. The Second Trust is funded by the deposit of an irrevocable letter of credit in the amount of $45 million issued by an entity unaffiliated with the Company.

The Company entered into a third trust agreement with an independent trustee in 1994 to establish a trust (the "Third Trust") to provide for amounts due to Messrs. Bacot and Papageorge upon a Change in Control (as defined below) of the Company. The terms of the Third Trust provide for the payment to Messrs. Bacot and Papageorge of the tax reimbursement payments payable to them under the terms of the Tax Reimbursement Agreements described above. The Third Trust is revocable at any time at the option of the Company prior to a Change in Control. After the occurrence of a Change in Control, the Third Trust will become irrevocable and will be used for the exclusive purpose of providing benefits to such persons. The Third Trust is funded by the deposit of an irrevocable letter of credit in the amount of $19 million issued by an entity unaffiliated with the Company.

CHANGE IN CONTROL. A "Change in Control" for purposes of the Severance Agreements of Messrs. Renyi, Chevalier and Griffith, the Second and Third Trusts, the Supplemental Executive Retirement Plan and Excess Benefit Plan, the 1984 Stock Option Plan, the 1988 Long Term Incentive Plan and the 1993 Long Term Incentive Plan is deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); or (B) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company or all or substantially all of the Company's assets.

PENSION BENEFITS

                               PENSION PLAN TABLE

                                           YEARS OF CREDITED SERVICE
               ---------------------------------------------------------------------------------
REMUNERATION      15           20            25             30             35             40
-------------  --------     --------     ----------     ----------     ----------     ----------
$  100,000...  $ 24,750     $ 33,000     $   40,500     $   48,000     $   55,500     $   63,000
   200,000...    49,500       66,000         81,000         96,000        111,000        126,000
   300,000...    74,250       99,000        121,500        144,000        166,500        189,000
   400,000...    99,000      132,000        162,000        192,000        222,000        252,000
   500,000...   123,750      165,000        202,500        240,000        277,500        315,000
   600,000...   148,500      198,000        243,000        288,000        333,000        378,000
   700,000...   173,250      231,000        283,500        336,000        388,500        441,000
   800,000...   198,000      264,000        324,000        384,000        444,000        504,000
   900,000...   222,750      297,000        364,500        432,000        499,500        567,000
 1,000,000...   247,500      330,000        405,000        480,000        555,000        630,000
 1,100,000...   272,250      363,000        445,500        528,000        610,500        693,000
 1,200,000...   297,000      396,000        486,000        576,000        666,000        756,000
 1,300,000...   321,750      429,000        526,500        624,000        721,500        819,000
 1,400,000...   346,500      462,000        567,000        672,000        777,000        882,000
 1,500,000...   371,250      495,000        607,500        720,000        832,500        945,000
 1,600,000...   396,000      528,000        648,000        768,000        888,000      1,008,000
 1,700,000...   420,750      561,000        688,500        816,000        943,500      1,071,000
 1,800,000...   445,500      594,000        729,000        864,000        999,000      1,134,000
 1,900,000...   470,250      627,000        769,500        912,000      1,054,500      1,197,000
 2,000,000...   495,000      660,000        810,000        960,000      1,110,000      1,260,000
 2,100,000...   519,750      693,000        850,500      1,008,000      1,165,500      1,323,000
 2,200,000...   544,500      726,000        891,000      1,056,000      1,221,000      1,386,000
 2,300,000...   569,250      759,000        931,500      1,104,000      1,276,500      1,449,000
 2,400,000...   594,000      792,000        972,000      1,152,000      1,332,000      1,512,000
 2,500,000...   618,750      825,000      1,012,500      1,200,000      1,387,500      1,575,000
 2,600,000...   643,500      858,000      1,053,000      1,248,000      1,443,000      1,638,000

Individuals listed in the Summary Compensation Table on page 11 had the following covered compensation, and years of credited service as of December 31, 1995, respectively: J. Carter Bacot, $2,548,533, 35 years; Thomas A. Renyi, $975,705, 24 years; Deno D. Papageorge, $969,231, 26 years; and Alan R. Griffith, $774,615, 29 years. Covered compensation consists of the average of the three highest consecutive years of combined salary and bonus paid in the last ten years, and corresponds to those amounts indicated in column (c) and the cash portion of the amounts indicated in column (d) of the Summary Compensation Table.

For Messrs. Bacot, Renyi, Papageorge and Griffith, the Pension Plan Table sets forth the estimated annual pension benefit in the form of a straight life annuity payable at normal retirement age before reduction for Social Security benefits.

Mr. Chevalier's estimated annual pension benefit at normal retirement age, before reduction for Social Security benefits, was $631,116.11 as of December 31, 1995. That amount consisted of benefits accrued under the Retirement Plan of The Bank of New York Company, Inc., the former Retirement Plan of Irving Bank Corporation and Affiliated Companies (which was merged into the Retirement Plan of The Bank of New York Company, Inc. on December 31, 1992), the Excess Benefit Plan of Irving Bank Corporation and Affiliated Companies and The Bank of New York Company, Inc. Supplemental Executive Retirement Plan.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Company has purchased directors' and officers' liability and corporate reimbursement insurance, covering all directors and officers of the Company and all subsidiaries, from the following underwriters: National Union Fire Insurance Company of Pittsburgh, PA.; Federal Insurance Company; Aetna C&S Insurance Co.; Lloyd's of London; Bankers Insurance Company, Limited; Corporate Officers and Directors Assurance Ltd.; and ACE Insurance Company Ltd. These policies are dated December 1, 1995 at a total premium expense for a one year period of $1,915,000, which was paid by the Company.

CERTAIN TRANSACTIONS

In the ordinary course of business, the Company and certain of its subsidiaries have had, and expect to continue to have, banking and fiduciary transactions with a number of their directors and executive officers and their associates and members of their immediate families. Such transactions are all on bases comparable to similar transactions with others who are not within such group.

Certain of the Company's executive officers and directors and members of their immediate families are customers of the Company and its subsidiaries, and certain of the Company's executive officers and directors are executive officers, directors or beneficial owners of 10 percent or more of any class of equity securities of corporations, or members of partnerships, which are customers of or suppliers to the Company and its subsidiaries. As such customers or suppliers, their transactions were in the ordinary course of business. Such customer transactions include borrowings, all of which were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than a normal risk of collectability or present any other unfavorable features.

During 1995, John C. Malone, a director of the Company was also president and chief executive officer and a holder of more than 10 percent of the equity securities of Tele-Communications, Inc. The Company made loans to Tele-Communications, Inc. and certain of its affiliated companies during 1995 and the largest aggregate amount of indebtedness outstanding at any one time during 1995 was approximately $628 million net of loans participated to the Bank. As of February 29, 1996 approximately $267 million, net of loans participated to the Bank, was outstanding to Tele-Communications, Inc. and its affiliates. In addition to the loans made by the Company, bank subsidiaries of the Company made loans to Tele-Communications, Inc. and certain of its affiliated companies. All of these loans were made for a variety of corporate purposes and bear interest at market rates of interest based on various interest rate indices.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes its executive officers and directors have complied with all applicable
Section 16(a) filing requirements.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of December 31, 1995 concerning persons which to the knowledge of the Company had beneficial ownership of more than 5% of the voting securities indicated.

  TITLE OF                      NAME AND                    AMOUNT AND NATURE OF     PERCENT
    CLASS              ADDRESS OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP     OF CLASS
-------------    ---------------------------------------    --------------------     --------
Common
  Stock......    FMR Corp.(1)                                15,132,316 shares(2)      7.46%
                 82 Devonshire Street
                 Boston, Massachusetts 02109

---------------
(1) FMR Corp. through subsidiaries had the sole dispositive power with respect to all of the reported shares and sole power to vote 3,124,629 of such shares. Edward C. Johnson, 3rd, Chairman of FMR Corp., and members of the Edward C. Johnson, 3rd family and trusts for their benefit may be deemed to be a beneficial owner of the shares owned beneficially by FMR Corp.

(2) Includes 1,089,065 shares resulting from the assumed conversion of the Company's 7.5% Convertible subordinated debentures and 890,000 shares resulting from the assumed conversion of Warrants.

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP to serve as the Company's independent public accountants for the year 1996, and the shareholders will be asked to ratify such appointment at the Annual Meeting. In 1995 Deloitte & Touche LLP served as the Company's independent public accountants.


The replacement, on March 12, 1996, of Deloitte & Touche LLP, by Ernst & Young LLP, was approved by the Audit Committee of the Company's Board of Directors. Deloitte & Touche LLP's reports on the Company's financial statements for the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years ended December 31, 1995 and during the period from December 31, 1995 through the effective date of Deloitte & Touche LLP's replacement, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused Deloitte & Touche LLP to make reference to the subject matter of such disagreements in connection with its reports.


Representatives of Deloitte & Touche LLP and Ernst & Young LLP are expected to attend the Annual Meeting, to have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

AMENDMENT TO ARTICLE FOURTH OF CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

It is proposed by the Board of Directors, pursuant to a resolution adopted March 12, 1996, that the first paragraph of Article FOURTH of the Company's Certificate of Incorporation be amended to increase the authorized Common Stock (par value $7.50 per share) from 350,000,000 shares to 800,000,000 shares so as to read as follows:

          "FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is eight hundred ten million (810,000,000) of which eight hundred million (800,000,000) shares (par value $7.50 per share) shall be designated as Common Stock; five million (5,000,000) shares, without par value, shall be designated as Preferred Stock; and five million (5,000,000) shares (par value $2.00 per share) shall be designated as Class A Preferred Stock."


As of March 25, 1996 the Company had outstanding an aggregate of 196,335,967 shares of Common Stock.

The Board of Directors believes that it is advisable to have additional shares of Common Stock available for issuance for general corporate purposes including, but not limited to, the raising of capital through the sale of Common Stock and other securities or rights convertible into or exercisable for Common Stock, stock dividends, stock splits, acquisitions and shareholder and employee plans. Although the Company has no present plans to issue additional shares of Common Stock (or other securities or rights) (other than pursuant to existing shareholder and employee plans), the authorization of such shares will enable the Company to act promptly if appropriate circumstances arise which require the issuance of such shares.

The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of the holders of existing Common Stock. Depending on the circumstances, any issuance of additional shares of Common Stock could affect the existing holders of shares of Common Stock by diluting the voting power and earnings per share of the Common Stock. The Company's shareholders do not have preemptive rights to subscribe for, purchase or receive shares of the authorized capital stock of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSAL WITH RESPECT TO CUMULATIVE VOTING

John J. and Margaret R. Gilbert, 29 East 64th Street, New York, New York 10121-7043, who are the owners of record of 664 and 672 shares respectively, of the Common Stock of the Company and both co-trustees U/W Lewis D. Gilbert for 330 shares and both representing an additional family interest of 735 such shares, and Mr. John C. Henry, 5 East 93rd Street, New York, New York 10128, who is the owner of 1,000 shares, have informed the Company that at least one of them intends to present the following proposal at the Annual Meeting:

          "RESOLVED: That the stockholders of Bank of New York Company, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

PROPONENTS' STATEMENT IN SUPPORT OF RESOLUTION:

"Continued very strong support along the lines we suggest were shown at the last annual meeting when 21.6%, 2,171 owners of 31,800,000 shares, were cast in favor of this proposal. The vote against included 2,203 unmarked proxies.

"A California law provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

"The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

"We think cumulative voting is the answer to find new directors for various committees. Some recommendations have been made to carry out the CERES 10 points. The 11th should be, in our opinion, having cumulative voting and ending staggered boards.

"When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. The huge derivative losses might have been prevented with cumulative voting.

"Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Ingersoll-Rand also having cumulative voting won two awards. Fortune magazine ranked it second in its industry as "America's Most Admired Corporations" and the Wall Street Transcript noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." In 1994 and 1995 they raised their dividend.

"Lockheed-Martin, as well as VWR Corporation now have a provision that if anyone has 40% of the shares cumulative voting applies, it applies at the latter Company.

"In 1995, American Premier adopted cumulative voting. Allegheny Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights.

"If you agree, please mark your proxy FOR; if you disagree mark AGAINST."

MANAGEMENT RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

At the 1995 Annual Meeting, 78.4% of the votes cast were voted against this proposal. The Board of Directors continues to believe firmly that cumulative voting would not be in the best interests of the Company or its shareholders. This system would enable the holders of relatively small numbers of shares to elect one or more directors to represent their particular interests on the Board. Cumulative voting introduces the possibility of partisanship among Board members and could impair their ability to work together and function as a cohesive unit. This factor might also discourage qualified individuals from accepting an invitation to serve on the Board. To be effective, the Board of Directors must be totally attentive to the collective best interests of all shareholders and must not be responsive to the special concerns of a particular group. Under present procedure an individual can be elected to the Board only by receiving a plurality of the votes cast. The Board of Directors believes that this system has worked well, is in the best interests of all shareholders and should remain in effect.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THE SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL WITH RESPECT TO TERM LIMITS FOR DIRECTORS

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who is the owner of 334 shares of the Common Stock of the Company, has advised the Company that she intends to present the following proposal at the Annual Meeting:

          RESOLVED: "That the stockholders of Bank of New York recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years."


PROPONENT'S STATEMENT IN SUPPORT OF RESOLUTION:



          REASONS: "The President of the U.S.A. has a term limit, so do Governors of many states."


          "Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders."

          "No director should be able to feel that his or her directorship is until retirement."

          "Term Limits for Congress were part of The Contract With America." "Last year the owners of 10,566,015 shares, representing approximately 6.9% of shares voting, voted FOR my similar resolution."

          "If you AGREE, please mark your proxy FOR this resolution."

MANAGEMENT RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Company operates in a very complex regulatory and competitive environment. While term limits might in theory help make fresh ideas and viewpoints available to the Board, mandatory limits would compel the Board to lose Directors who over time have developed insight into the Company and its operations and thereby make a valuable contribution to the Board's deliberations.

Directors of your Company are not guaranteed a position until retirement. Instead, the Nominating Committee, in consultation with the Chairman of the Board, reviews each Director's tenure on the Board each year.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THE SHAREHOLDER PROPOSAL.

FUTURE SHAREHOLDER PROPOSALS

In accordance with the rules of the Securities and Exchange Commission, shareholders who intend to present proposals at the 1997 Annual Meeting of Shareholders must submit such proposals in time for them to be received by the Company on or before November 29, 1996, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                          PHEBE C. MILLER
                                          Secretary

March 29, 1996

                       THE BANK OF NEW YORK COMPANY, INC.
                       48 WALL STREET, NEW YORK, NY 10286

                                      PROXY

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Robert J. Goebert, Robert E. Keilman and Deno
D. Papageorge as proxies each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on March 25, 1996 at the annual meeting of shareholders to be held on May 14, 1996 or any adjournment thereof.

  UNLESS OTHERWISE SPECIFIED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR PROPOSAL (2), FOR PROPOSAL
(3), AGAINST PROPOSAL (4) AND AGAINST PROPOSAL (5). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.


                                       THE BANK OF NEW YORK COMPANY, INC.
                                       P.O. BOX 11001
                                       NEW YORK, N.Y. 10203-0001


Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

[THE BANK OF NEW YORK COMPANY, INC. LOGO]

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

To the Shareholders of
The Bank of New York Company, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of The Bank of New York Company, Inc. (the "Company") will be held at The Bank of New York
(NJ), 385 Rifle Camp Road, West Paterson, NJ, on Tuesday, May 14, 1996, at 10:00 a.m., New York time, for the following purposes:

    1. To elect sixteen directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;

    2. To ratify the appointment by the Board of Directors of Ernst &Young LLP as the Company's independent public accountants for the current fiscal year;

    3. To consider an amendment to Article Fourth of the Company's Certificate of Incorporation to increase the authorized shares of Common Stock of the Company (par value $7.50 per share) from 350,000,000 to 800,000,000;

    4. To consider a shareholder proposal relating to cumulative voting rights;

    5. To consider a shareholder proposal relating to term limits for directors;

    6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof. The Board of Directors has fixed the close of business on March 25, 1996 as the time as of which shareholders of the Company entitled to notice of and to vote at the meeting shall be determined.

It is important that your shares be represented at the Annual Meeting. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, SO THAT YOUR VOTE MAY BE RECORDED.

We hope you will be able to attend.
By order of the Board of Directors,

/s/ J. CARTER BACOT                    /s/ PHEBE C. MILLER
-----------------------------          ------------------------------
J. CARTER BACOT                        PHEBE C. MILLER
Chairman of the Board                  Secretary
March 29, 1996


             MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3:

                                      FOR     WITHHOLD     EXCEPTIONS*
                                      / /       / /            / /

1. ELECTION OF DIRECTORS:
   Nominees: Messrs. Bacot, Barth, Biondi,
   Chaney, Chevalier, Gomory, Griffith, Hennessy,
   Malone, Miller, Morley, Mses. Muse and
   Rein, Messrs. Renyi, Sells and White

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions*" box and write that nominee's name on the following blank line.)

   Exceptions*
              ------------------------------------------------------------------


2. Ratification of Auditors.        FOR    AGAINST  ABSTAIN

                                    / /      / /      / /

3. Amendment to Certificate
of Incorporation to increase        FOR    AGAINST   ABSTAIN
the authorized shares of
Common Stock
                                    / /      / /      / /


             MANAGEMENT RECOMMENDS A VOTE AGAINST PROPOSALS 4 AND 5:

                                    FOR    AGAINST  ABSTAIN
                                    / /      / /      / /

4. Shareholder Proposal regarding
Cumulative Voting Rights to be
accorded to shareholders.

                                    FOR    AGAINST  ABSTAIN
                                    / /      / /      / /
5. Shareholder Proposal relating to
term limits for directors.


                       Address Change and/or Comments Mark Here    / /



Please sign exactly as the name appears hereon, if stock is held in names of joint owners, each should sign.

Dated                             , 1996
     -----------------------------

-----------------------------------------
       Signature of Shareholder(s)

-----------------------------------------
       Signature of Shareholder(s)

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.     / /


SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

             MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3:

                                            FOR   WITHHOLD    EXCEPTIONS*
                                            / /      / /          / /
1. ELECTION OF DIRECTORS:
Nominees: Messrs. Bacot, Barth, Biondi,
Chaney, Chevalier, Gomory, Griffith, Hennessy,
Malone, Miller, Morley, Mses. Muse and
Rein, Messrs. Renyi, Sells and White

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions*" box and write that nominee's name on the following blank line.)

   Exceptions*
              ------------------------------------------------------------------


2. Ratification of Auditors.        FOR    AGAINST  ABSTAIN
                                    / /      / /      / /

3. Amendment to Certificate         FOR    AGAINST   ABSTAIN
of Incorporation to increase        / /      / /       / /
the authorized shares of
Common Stock


             MANAGEMENT RECOMMENDS A VOTE AGAINST PROPOSALS 4 AND 5:

4. Shareholder Proposal regarding   FOR    AGAINST  ABSTAIN
   Cumulative Voting Rights to be   / /      / /      / /
   accorded to shareholders.





5. Shareholder Proposal relating to FOR    AGAINST  ABSTAIN
term limits for directors.          / /      / /      / /


Address Change and/or Comments Mark Here         / /


Please sign exactly as the name appears hereon, if stock is held in names of joint owners, each should sign.

Dated                              , 1996
     ------------------------------

-----------------------------------------
       Signature of Shareholder(s)

               Cede & Co,
-----------------------------------------
       Signature of Shareholder(s)

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.    / /

SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                         EMPLOYEES' STOCK PURCHASE PLAN
                       THE BANK OF NEW YORK COMPANY, INC.
                       48 WALL STREET, NEW YORK, NY 10286

                                      PROXY

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Robert J. Goebert, Robert E. Keilman and Deno
D. Papageorge as proxies each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on March 25, 1996 at the annual meeting of shareholders to be held on May 14, 1996 or any adjournment thereof.

  UNLESS OTHERWISE SPECIFIED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR PROPOSAL (2), FOR PROPOSAL
(3), AGAINST PROPOSAL (4) AND AGAINST PROPOSAL (5). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

                                       101 BARCLAY STREET
                                       A LEVEL - PROXY DEPT

Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

             MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3:

                                            FOR   WITHHOLD      EXCEPTIONS*
                                            / /     / /            / /
1. ELECTION OF DIRECTORS:
Nominees: Messrs. Bacot, Barth, Biondi,
Chaney, Chevalier, Gomory, Griffith, Hennessy,
Malone, Miller, Morley, Mses. Muse and
Rein, Messrs. Renyi, Sells and White

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions*" box and write that nominee's name on the following blank line.)

   Exceptions*
              ------------------------------------------------------------------



2. Ratification of Auditors.          FOR    AGAINST  ABSTAIN
                                      / /      / /      / /

3. Amendment to Certificate           FOR    AGAINST  ABSTAIN
of Incorporation to increase          / /      / /      / /
the authorized shares of
Common Stock

             MANAGEMENT RECOMMENDS A VOTE AGAINST PROPOSALS 4 AND 5:



4. Shareholder Proposal regarding     FOR    AGAINST  ABSTAIN
Cumulative Voting Rights to be        / /      / /      / /
accorded to shareholders.



5. Shareholder Proposal relating to   FOR    AGAINST  ABSTAIN
term limits for directors.            / /      / /      / /

Address Change and/or Comments Mark Here     / /

Please sign exactly as the name appears hereon, if stock is held in names of joint owners, each should sign.

Dated                              , 1996
     ------------------------------

-----------------------------------------
       Signature of Shareholder(s)

               Cede & Co.
-----------------------------------------
       Signature of Shareholder(s)

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.    /X/



SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                      EMPLOYEES' PROFIT SHARING PLAN FUND D
                         EMPLOYEES' STOCK OWNERSHIP PLAN
                                       AND
                        EMPLOYEES' INCENTIVE SAVINGS PLAN
                       THE BANK OF NEW YORK COMPANY, INC.
                       48 WALL STREET, NEW YORK, NY 10286

                                      PROXY

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Robert J. Goebert, Robert E. Keilman and Deno
D. Papageorge as proxies each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on March 25, 1996 at the annual meeting of shareholders to be held on May 14, 1996 or any adjournment thereof.

  UNLESS OTHERWISE SPECIFIED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR PROPOSAL (2), FOR PROPOSAL
(3), AGAINST PROPOSAL (4) AND AGAINST PROPOSAL (5). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

                                       101 BARCLAY STREET
                                       A LEVEL - PROXY DEPT

Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.